Exhibit 99.1

PROXY CARD

FNB CORP.

SPECIAL MEETING OF SHAREHOLDERS – MARCH 15, 2006

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jacob F. Alexander III and J. M. Ramsay III, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of FNB Corp. standing in the name of the undersigned at the Special Meeting of Shareholders to be held at AVS Banquet Centre, 2045 North Fayetteville Street, Asheboro, North Carolina, at 3:30 p.m. (local time) on March 15, 2006, and all adjournments thereof. The shares represented by this proxy will be voted as instructed by you. If not otherwise specified, shares will be voted in accordance with the recommendations of the Board of Directors.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY

TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

ê                    FOLD AND DETACH HERE                    ê

FNB CORP. – SPECIAL MEETING, MARCH 15, 2006

YOUR VOTE IS IMPORTANT!

Proxy Materials are available on-line at:

http://www.MYYESBANK.com

You can vote in one of three ways:

1.	Call toll free 1-866-353-7841 on a Touch-Tone Phone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/fnbn and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Revocable Proxy

FNB Corp.

Special Meeting of Shareholders March 15, 2006	Please mark as indicated in this example	☒

	For	Against	Abstain		For	Against	Abstain
1. APPROVAL OF THE AGREEMENT AND PLAN OF MERGER	☐	☐	☐	2. APPROVAL OF AN AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF FNB COMMON STOCK	☐	☐	☐

				3. APPROVAL OF PROPOSAL TO ADJOURN THE FNB SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES	☐	☐	☐

The Board of Directors recommends a vote “FOR” Items 1, 2 and 3. The proxy will be voted accordingly unless otherwise specified.

When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

				Mark here for address change and note change			☐

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) HEREON.
YES
				I will attend the Special Meeting. If “YES,” please bring photo identification for admission and, if your shares are held in street name, please bring proof of ownership.			☐
Please be sure to date and sign this proxy card in the box below.	Date

Sign above

*** IF YOU WISH TO PROVIDE YOUR PROXY TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW ***

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

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PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.	By Mail; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., March 15, 2006. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., March 15, 2006. 1-866-353-7841	Vote by Internet anytime prior to 3 a.m., March 15, 2006. https://www.proxyvotenow.com/fnbn

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE PROXY MATERIALS:	www.MyYesBank.com

Your vote is important!